UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2018

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018, the Board of Directors of The Southern Company (the “Company”) elected a new director, Dr. Ernest J. Moniz, effective March 1, 2018. Dr. Moniz also was named a member of the Nominating, Governance and Corporate Responsibility Committee, the Operations, Environmental and Safety Committee and the Business Security Subcommittee, effective March 1, 2018.
Dr. Moniz is Chief Executive Officer and Co-Chair of the Nuclear Threat Initiative and Chief Executive Officer of Energy Futures Initiative. Dr. Moniz served as United States Secretary of Energy from 2013 to early 2017. Prior to his appointment as Secretary of Energy, Dr. Moniz was a faculty member at Massachusetts Institute of Technology for over four decades.
No arrangement or understanding exists between Dr. Moniz and any other persons pursuant to which he was selected as a director. Dr. Moniz will participate in the Company’s standard non-employee director cash and equity compensation program as more fully described in the Company’s Proxy Statement as filed with the Securities and Exchange Commission on April 7, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2018	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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